UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2018

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET

AMES, IOWA 50010

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2018, First National Bank, Ames, Iowa (“First National”), a 100% owned subsidiary of Ames National Corporation, entered into a Stock Purchase Agreement (the “Agreement”) with United Bancorporation (“United”) and Clarke County State Bank (the “Bank”), an Iowa state chartered bank and 100% owned subsidiary of United. The Agreement provides for the purchase by First National from United of 100% of the outstanding stock of the Bank. The Bank, located in Osceola, Iowa, has assets of approximately $111 million, including loans of approximately $78 million and deposit accounts of approximately $99 million. All three bank offices currently operated by the Bank in Osceola, Iowa and in Murray, Iowa will become offices of First National following the closing through a subsequent merger of the Bank into First National. At closing, First National Bank will pay United cash of approximately $15,000,000, subject to certain adjustments based on the financial condition of the Bank (including total equity capital and loan loss reserve) prior to closing. Closing of the transaction is expected to occur during the third quarter of 2018, subject to regulatory approval and other customary closing conditions. A copy of the press release dated April 19, 2018 is attached hereto as Exhibit 99.1.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides Ames National Corporation (the “Company”) with the opportunity to make cautionary statements regarding forward-looking statements contained in this Report, including forward-looking statements concerning the proposed acquisition of Clarke County State Bank (the “Bank”) and the integration of the Bank’s operations in to the Company’s operations and the Company’s future financial performance and asset quality. Any forward-looking statement contained in this Report is based on management’s current beliefs, assumptions and expectations of the Company’s future plans and performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s plans for the proposed acquisition of the Bank or the Company’s business, financial condition, liquidity, results of operations, asset quality and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the Company plans and results include, but are not limited to, the following: the Company’s ability to successfully integrate the Bank’s operations into the Company’s operations on a timely and cost effective basis; economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statement and Exhibits

(d)     The following exhibits are furnished as part of this Report.

Exhibit No.	Description

99.1	News Release dated April 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 19, 2018	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)